Exhibit 99.(h)(5)(i)

SCHEDULE A

LIST OF FUNDS

THIS SCHEDULE A, amended and restated effective as of April 16, 2012 is Schedule A to that certain ClearSkySM State Filing Services Agreement effective as of December 5, 2011 by and between each of Touchstone Funds Group Trust, Touchstone Strategic Trust, Touchstone Investment Trust, Touchstone Tax-Free Trust, Touchstone Variable Series Trust, and Touchstone Institutional Funds Trust and BNY Mellon Investment Servicing (US) Inc.

Fund Name	Portfolio
Touchstone Strategic Trust

Touchstone Diversified Small Cap Growth Fund

Touchstone Growth Opportunities Fund

Touchstone Large Cap Growth Fund

Touchstone Mid Cap Growth Fund

Touchstone Balanced Allocation Fund

Touchstone Conservative Allocation Fund

Touchstone Growth Allocation Fund

Touchstone Moderate Growth Allocation Fund

Touchstone Capital Growth Fund

Touchstone Dynamic Equity Fund

Touchstone Emerging Growth Fund

Touchstone Focused Fund

Touchstone International Equity Fund

Touchstone International Small Cap Fund

Touchstone Mid Cap Value Opportunities Fund

Touchstone Small Cap Value Opportunities Fund

Touchstone U.S. Long/Short Fund

Touchstone Value Fund

Touchstone Tax-Free Trust	Touchstone Ohio Tax-Free Bond Fund Touchstone Ohio Tax-Free Money Market Fund* Touchstone Tax-Free Money Market Fund*
Touchstone Investment Trust	Touchstone Core Bond Fund Touchstone High Yield Fund Touchstone Institutional Money Market Fund* Touchstone Money Market Fund*
Touchstone Institutional Funds Trust	Touchstone Sands Capital Institutional Growth Fund
Touchstone Variable Series Trust

Touchstone VT Baron Small Cap Growth Fund

Touchstone VT Core Bond Fund

Touchstone VT High Yield Fund

Touchstone VT Large Cap Core Equity Fund

Touchstone VT Mid Cap Growth Fund

Touchstone VT Money Market Fund*

Touchstone VT Third Avenue Value Fund

Toucshtone VT Aggressive ETF Fund Touchstone VT Conservative ETF Fund Touchstone VT Enhanced ETF Fund Touchstone VT Moderate ETF Fund
Touchstone Funds Group Trust

Touchstone Emerging Markets Equity Fund

Touchstone Emerging Markets Equity Fund II

Touchstone Focused Equity Fund

Touchstone Global Equity Fund

Touchstone Global Real Estate Fund

Touchstone Intermediate Fixed Income Fund

Touchstone International Fixed Income Fund

Touchstone Large Cap Relative Value Fund

Touchstone Market Neutral Equity Fund

Touchstone Mid Cap Fund

Touchstone Mid Cap Value Fund

Touchstone Premium Yield Equity Fund

Touchstone Sands Capital Select Growth Fund

Touchstone Short Duration Fixed Income Fund

Touchstone Small Cap Core Fund

Touchstone Small Cap Value Fund

Touchstone Total Return Bond Fund

Touchstone Ultra Short Duration Fixed Income Fund

Touchstone Merger Arbitrage Fund

IN WITNESS WHEREOF, the parties have caused this amended and restated Schedule A to be executed by their officers designated below effective as of the date and year first above written.

BNY Mellon Investment Servicing (US) Inc.		Touchstone Funds Group Trust

By:	/s/Kevin L. Caravella	By:	/s/Terrie Wiedenheft

Name:	Kevin L. Caravella	Name:	Terrie Wiedenheft

Title:	Managing Director	Title:	Treasurer

Date:	April 16, 2012	Date:	April 12, 2012

Touchstone Strategic Trust		Touchstone Investment Trust

By:	/s/Terrie Wiedenheft	By:	/s/Terrie Wiedenheft

Name:	Terrie Wiedenheft	Name:	Terrie Wiedenheft

Title:	Treasurer	Title:	Treasurer

Date:	April 12, 2012	Date:	April 12, 2012

Touchstone Tax-Free Trust		Touchstone Variable Series Trust

By:	/s/Terrie Wiedenheft	By:	/s/Terrie Wiedenheft

Name:	Terrie Wiedenheft	Name:	Terrie Wiedenheft

Title:	Treasurer	Title:	Treasurer

Date:	April 12, 2012	Date:	April 12, 2012

Touchstone Institutional Funds Trust

By:	/s/Terrie Wiedenheft

Name:	Terrie Wiedenheft

Title:	Treasurer

Date:	April 12, 2012